Exhibit 99.V

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-143353) on Form N-6 of our report dated April 23, 2024, with respect to the financial statements for each of the sub-accounts of the Delaware Life Variable Account I, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 29, 2024

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-143353) on Form N-6 of our report dated April 22, 2024, with respect to the statutory financial statements of the Delaware Life Insurance Company, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 29, 2024